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                                                                    EXHIBIT (23)


            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 25, 2005 relating to the financial statements, which appear in Pruco Life Insurance Company of New Jersey's Annual Report on Form 10-K for the year ended December 31, 2004.



PricewaterhouseCoopers LLP


New York, New York
April 6, 2005